                                                                    EXHIBIT 99.1



                         PROXY/VOTING INSTRUCTION CARD


                                 WORLDCOM, INC.


                             515 EAST AMITE STREET


                        JACKSON, MISSISSIPPI 39201-2702



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



        SPECIAL MEETING OF SHAREHOLDERS,                          , 1998



     The undersigned hereby (i) with respect to all shares of Common Stock and Series B Convertible Preferred Stock of WorldCom, Inc. ("WorldCom") which the undersigned may be entitled to vote, constitutes and appoints Bernard J. Ebbers and Scott D. Sullivan, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned and
(ii) with respect to all shares of Series A 8% Cumulative Convertible Preferred Stock of WorldCom (or portions thereof) which the undersigned, as holder of depositary shares relating thereto (the "Series A Depositary Shares"), may be entitled to direct the voting of, directs The Bank of New York, as Depositary, in each case, to vote at the Special Meeting of Shareholders of WorldCom to be
held on [DAY],                     , 1998, commencing at   :     .m. local time
at 500 Clinton Center Drive, Clinton, Mississippi, and at any and all adjournments or postponements thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Joint Proxy Statement/Prospectus of WorldCom and MCI Communications Corporation
("MCI") dated                     , 1998.



                                (Continued and to be signed on the reverse side)

                                                     (Continued from other side)



1. Approval of the issuance of WorldCom's common stock pursuant to the Agreement and Plan of Merger dated as of November 9, 1997 by and among WorldCom, TC Investments Corp., a wholly owned subsidiary of WorldCom, and MCI (the "Merger Agreement") and the transactions contemplated thereby.



[ ] FOR               [ ] AGAINST               [ ] ABSTAIN



2. Approval of the amendment to WorldCom's Second Amended and Restated Articles of Incorporation to change the name of WorldCom from "WorldCom, Inc." to "MCI WorldCom, Inc."



[ ] FOR               [ ] AGAINST               [ ] ABSTAIN



3. In their discretion with respect to such other business as properly may come before the Special Meeting or any adjournments or postponements thereof.



[ ] FOR               [ ] AGAINST               [ ] ABSTAIN



    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED, OR, WITH RESPECT TO SERIES A DEPOSITARY SHARES, THIS VOTING INSTRUCTION CARD WILL BE DEEMED AN INSTRUCTION TO VOTE, FOR PROPOSALS 1 AND 2, AND IN THE PROXIES' DISCRETION WITH RESPECT TO PROPOSAL 3. UNLESS THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE CONSUMMATED, PROPOSAL 2 WILL NOT BE EFFECTED.


                                                Please sign exactly as name(s)
                                                appear on this proxy card. When
                                                shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney-in-fact,
                                                executor, administrator,
                                                personal representative, trustee
                                                or guardian, please give full
                                                title as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.



                                                Dated:



                                              -------------------------------- ,
                                                1998


                                                --------------------------------

                                                  Signature of Shareholder or
                                                   authorized representative


                                                --------------------------------

                                                  Signature (if held jointly)



                                                VOTES MUST BE INDICATED (X) IN
                                                BLACK OR BLUE INK.           [X]



 PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED
                                    ENVELOPE